Exhibit 13.1

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# Invest in curated collections of art, watches, and more...

- ✓ Build your portfolio in under 10 minutes
- ✓ Invest in SEC-registered offerings
- ✓ Hedge against inflation with physical assets

Start investing →

altfi | FINTECH FUTURES | crunchbase | AngelList Talent

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# Value investing in alternative assets that perform (2011-2021)

Historically, investments in physical assets have acted as proven risk mitigation strategies against inflations, recessions, and crises.

200
150
100
50
0
-50
2011
2013
2015
2017
2019
2021

| | | | |
|---|---|---|---|
| Gold<br>**14.25%*** | Rolex<br>**199.93%*** | Real Estate<br>**71.5%*** | Artprice 100<br>**66.66%*** |

*The chart is based on historical data, and does not reflect the likelihood of performance of the asset on Investables.
Prior performance of comparable items is not indicative of future results. Please, read Historical data disclaimer.

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# Value investing in alternative assets that perform

## Art

Outperforms the S&P 500 for 25+ years
Sales rise by 30% during inflation

Explore >

## Watches

Cost 40% above MSRP on secondary market
Demand that outweighs supply by 50:1

Explore >

ROLEX

## Wine

Yielded 13.6% annualized returns in 15 years
Investment grade wine price starts at $100

## Classic Cars

Grow in value by average of 97% in 10 years
A $30billion market to invest in

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## Wine

Yielded 13.6% annualized returns in 15 years
Investment grade wine price starts at $100

Explore >

## Classic Cars

Grow in value by average of 97% in 10 years
A $30billion market to invest in

Explore >

# Featured Offerings

UNIQUE | COMING SOON

## Rolex Superhero Collection

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## Featured Offerings

UNIQUE | COMING SOON

# Rolex Superhero Collection

| MARKET CAP | PRICE PER SHARE | ROI |
|---|---|---|
| $53,000 / $0 | $10<br>5300 shares available | 23.15%<br>last 6 month |

Invest in Rolex Superhero Collection and diversify your investment portfolio.
Fractional investment or full buyout of Rolex Superhero Collection

Notify Before Launch | Learn More

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Classics Collection
Price History
MARKET CAP
$56,300
IPO Overview
*The above assets, images and offering information are hypothetical for demonstration purposes only and do not represent actual assets or offerings by Investables.
Start investing now
Begin your Investables journey in 10 minutes by following these 3 simple steps:
Register
Register on the platform and discover the world of alternative investments.
Sign up
Explore
Find your first collection to invest in by visiting "Trending Collections" page and choosing the Initial Offering that you like.
Explore
Invest
Invest & Keep your shares for the long term to realize the profit from investing in alternative physical assets with Investables.
Get started

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# Frequently Asked Questions

Haven't found an answer?

Go to our FAQ page

What is the Investables platform?

What does alternative investment mean?

How can I make money on Investables?

What are the risks?

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This site is operated by Investables Inc. (the "company"), which is not a registered broker-dealer. The company does not give investment advice, endorsement, analysis, or recommendations with respect to any securities. Any securities posted here would be offered by, and all information included on this site is the responsibility of, Investables Projects LLC, the issuer of such securities (the "issuer"). The company has not taken steps to verify the adequacy, accuracy, or completeness of the information.

Neither the company, the issuer, their affiliates nor any of their respective officers, directors, agents, and employees makes any warranty, express or implied, of any kind related to the adequacy, accuracy, or completeness of any information on this site or the use of information on this site. By accessing this site and any pages thereof, you agree to be bound by our terms & conditions and privacy policy. This website uses the term "share" to refer to interests in a series of Investables Projects LLC.

IMPORTANT NOTICE: We are "testing the waters" for securities expected to be offered pursuant to Regulation A. No money or other consideration is being solicited, and if sent in response, will not be accepted. No offer to buy the securities can be accepted and no part of the purchase price can be received until an offering statement filed by the company with the SEC has been qualified by the SEC. Any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of acceptance given after the date of qualification. An indication of interest involves no obligation or commitment of any kind. You may obtain a copy of the offering circular that is part of an offering statement filed with the SEC here - [View document]

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# Start Investing

Tap into the $370B market using the most innovative platform so far. Leave your contact details and we'll reach out to you to reserve a spot

Your Name*

Your Email*

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Submit

## Discover best collections

We source, verify, and acquire the most noteworthy rare items and form them into collections, to let you enter the world of alternative investments. Assets are carefully chosen by our collectibles experts, so the price and performance of the assets reflect the high standards we hold on our platform.

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## Discover best collections

We source, verify, and acquire the most noteworthy rare items and form them into collections, to let you enter the world of alternative investments. Assets are carefully chosen by our collectibles experts, so the price and performance of the assets reflect the high standards we hold on our platform.

## Only secure & insured assets

At Investables, we believe that each collection should be independently verified and highly secure before we let anybody invest in it. That is why we store each physical asset in a vault that has all the appropriate security measures and conditions for storage. In addition, each asset goes through an appraisal process by a third-party insurance company.

## Alternative Investments

We enable you to invest in physical assets in real-time, providing diversification for your investment portfolio with ease. This approach allows our users to explore the world of alternative investments without a large upfront cost.

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## Earn & Track

Watch your investment increase in value and track it with our real-time market data on collectibles. View your portfolio balance and performance at any time.

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This site is operated by Investables Inc. (the "company"), which is not a registered broker-dealer. The company does not give investment advice, endorsement, analysis, or recommendations with respect to any securities. Any securities posted here would be offered by, and all information included on this site is the responsibility of, Investables Projects LLC, the issuer of such securities (the "issuer"). The company has not taken steps to verify the adequacy, accuracy, or completeness of the information.

Neither the company, the issuer, their affiliates nor any of their respective officers, directors, agents, and employees makes any warranty, express or implied, of any kind related to the adequacy, accuracy, or completeness of any information on this site or th of information on this site. By accessing this site and any pages thereof, you agree to be bound by our terms & conditions and pri policy. This website uses the term "share" to refer to interests in a series of Investables Projects LLC.

IMPORTANT NOTICE: We are "testing the waters" for securities expected to be offered pursuant to Regulation A. No money or other consideration is being solicited, and if sent in response, will not be accepted. No offer to buy the securities can be accepted and no part of the purchase price can be received until an offering statement filed by the company with the SEC has been qualified by the SEC. Any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of acceptance given after the d qualification. An indication of interest involves no obligation or commitment of any kind. You may obtain a copy of the offering circular that is part of an offering statement filed with the SEC here - [View document]

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Strategic planning helps track goals.

We want you to feel comfortable and hassle-free while on your investment piece.
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We are halfway to the weekend. Secure your life-long investments with Investables.

Happy Wednesday!

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When you’re feeling relaxed, happy, and lazy, it’s the perfect moment to go online and brag about what a fantastic weekend you had, thanks to your Investables investments.

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One of the most iconic watches Rolex has ever released is the Submariner Hulk Watch. After it was discontinued, the value of it was increased, and collectors were thrilled to have one in their collection.

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Submariner Hulk is one of Rolex’s most iconic watches. Collectors were thrilled to have one after it was discontinued.

Read more: https://hubs.li/Q01mtln00

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If you’re a first-time investor who isn’t sure how, when, or what to invest in, Investables can help you find the best asset in the market.

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If you are a first-time investor and are having trouble where, when, and what asset to invest in that would be worth every penny you spent, let Investables lead the way.

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Is Rolex Submariner Hulk a Good Investment?

Well, if you are looking for an investment piece that is durable, iconic, and high on demand, the answer is YES!

Check out our new blog at our website.

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Is Rolex Submariner Hulk a Good Investment?

Well, if you are looking for an investment piece that is durable, iconic, and high on demand, the answer is YES!

Know more about the advantages of this investment piece here: https://hubs.li/Q01lKcsS0

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Is Rolex Submariner Hulk a Good Investment?

Yes, if you want a durable, iconic, high-demand investment piece.

Here are the investment’s benefits: https://hubs.li/Q01lKgZK0

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To make investing as easy as possible, our platform was designed using the 4 LAST principles:

Liquidity
Authenticity
Security
Transparency

Learn more and visit our website today!

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Sundays are the most important day of the week; thus, you should spend them socializing with your loved ones. Start investing with Investables and stop stressing over your portfolio.

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Investables is a great way to diversify your portfolio by live bidding and investing platforms. You can buy out your share of a collection of rare masterpieces or invest in it as a portion.

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Investables helps you invest in premium collectibles. Diversify your portfolio with alternative digital securities.

Join our Discord: 👇
Investables

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Before being offered on the marketplace, the platform locates and purchases the assets, verifies and insures them, and stores them in a safe.

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Amongst a sea of reckless gamblers, be the patient investor.

Visit our website!

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Intelligent investors avoid putting all their eggs in one basket by investing 5-10% of their portfolio worth in collectibles.

Happy Sunday, Investables!

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Choose a collection and create an account. You can track your collection’s status in the portfolio after the transaction. Check your decision’s data and invest in fractions with a click.

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Investables help you invest in luxury collectibles.
Diversify your portfolio with alternative digital securities.

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We carefully source, verify, insure, and store all assets on our platform. This process protects our users’ investments. Contact us if you’d like to add your collection to our platform.

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Due to their limited availability, luxury assets have traditionally been absent from investment marketplaces. Investbales lets you buy, invest in, and exchange parts of your favorite collections.

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Each luxury collection’s cost is divided into blockchain-stored fractions. Take control of your portfolio and decide how much to invest, not how many assets to buy.

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Bid and invest in real-time with Investables. Invest in fractions of exclusive masterpieces or buy out your collection.

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We find, verify, and buy rare assets for our alternative investment marketplace. Consider investing in collectibles.

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Upgrade and make your future more secure with Investables. Remember to follow us on our Social Media accounts to stay updated with the latest investment trends.

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Since our assets are divided into equal fractions, you can only own the collection if you own 100% of its fractions. Then you can contact us, show proof of ownership (NFT), and request shipment.

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Investables must be verified. To do so, you’ll undergo KYC. After KYC, you can add funds to your wallet and start investing in collectibles.

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Investables is a platform that helps you find the best investments for your portfolio.

Don’t just make a passive investment—be an active investor!

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Investing is generally associated with grey-suited guys. It was true years ago, but today everyone can invest.

Thanks to internet investing platforms like Investables, you may invest £1 or £100,000. You can establish a good nest egg with a little amount of money if you invest regularly over time. Investing £30 each month over 25 years may get you £14,488.

Want to learn more about our Investables? (Link on bio)👉 @tryinvestables

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If you’re a millionaire by the time you’re 30 but blow it all by age 40, you’ve gained nothing. Grow and protect your investment portfolio by carefully diversifying it, and you may find yourself funding many generations to come.

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Only here at Investables! ♥

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Only here at Investables! ♥

Ready to start your Investables adventure?
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The field of alternative investing is one that is always shifting, and as a result, there are always brand-new chances appearing.

Don’t pass up this wonderful chance!

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The field of alternative investing is one that is always shifting, and as a result, there are always brand-new chances appearing.

Don’t pass up this wonderful chance!

#investingtips #blockchain #usa #web3

Leonardo Dicaprio has a significant collection of antique “Star Wars” figurines, rare ““He-Man”” figures, “E.T.”, “The A Team”, “2001: A Space Odyssey”, and “Planet of the Apes” toys.

Dicaprio sometimes auctions old objects to benefit his foundation.

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We make it possible for you to make real-time investments into fractionalized assets, which enables you to conveniently diversify the holdings in your investment portfolio.

Because of this, we provide you the possibility to make real-time investments into fractionalized assets.

What are you waiting for? Assuming you can and are comfortable with risk, now may be a good time to invest. By delaying your investment journey, you may miss out on positive growth, which could reduce your profits. If you want to maximize your investment journey, let FOMO push you to invest. The sooner you start investing, the faster your money could grow.

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America’s red-hot inflation is showing no sign of slowing — and if that has you worried about your investment portfolio, you’re not alone.

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If you don’t invest, you lose opportunity which is another way to say, “nothing ventured, nothing gained.

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To fully understand how much our one-of-a-kind collections are worth, it’s in your best interest to make a long-term investment and keep your shares for at least that long after investing.

Discover, invest, profit & diversify your portfolio w/ Investables.

#investingtips

In order to fully appreciate the value of our one-of-a-kind collections, it is in your best interest to make an investment with a long-term horizon and to keep your shares for at least that amount of time after making the investment.

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What is your investment attitude?

◊	Conservative
◊	Aggressive
◊	Moderate

COMMENT BELOW!👇

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👉Visit: https://linktr.ee/investables

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Before investing, take an honest look at your finances, especially if you’ve never made a plan.

First, determine your goals and risk tolerance, either alone or with a financial pro. Your investments are risky. If you learn about saving and investing and follow a smart plan, you should gain financial security and enjoy money management.

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